Exhibit M
                   Frontera Generation Limited Partnership *
                              Statement of Income
                   For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)

      Project Expenses                                $ (1,122)
                                                      ---------

      Net Income                                      $ (1,122)
                                                      =========



     * The Frontera Project is expected to commence full operation in late 1999.